SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 13, 2004

(Date of Earliest Event Reported)

GRAYSON BANKSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-30535 (Commission File Number)	54-1647596 (IRS Employer Identification No.)

113 West Main Street Independence, Virginia (Address of Principal Executive Offices)	24348 (Zip Code)

Registrant’s telephone number, including area code:

(276) 773-2811

Item 12.

Results of Operations and Financial Condition.

On April 13, 2004, the Registrant presented at its 2004 Annual Meeting of Shareholders the following financial results for the quarter ended March 31, 2004.

Consolidated Balance Sheets

	March 31,	December 31,
	2004	2003
Assets
Cash and due from banks	$ 6,435,887	$ 11,748,139
Federal funds sold	16,847,364	15,305,544
Investment securities	46,449,582	46,281,767
Loans	183,731,228	178,550,118
Less allowance for loan losses	2,412,176	2,395,387
Net loans	181,319,052	176,154,731
Properties and equipment	6,144,837	6,228,192
Accrued interest receivable	1,839,888	1,891,116
Other assets	6,780,624	6,255,439
Total assets	$ 265,817,234	263,864,928

Liabilities
Demand deposits	25,314,457	26,708,360
Interest-bearing demand deposits	19,164,777	19,359,587
Savings deposits	52,088,836	53,415,745
Large denomination time deposits	34,872,176	34,695,733
Other time deposits	92,795,052	94,039,723
Total deposits	224,235,298	228,219,148

FHLB Advances	15,000,000	10,000,000

Accrued interest payable	548,272	264,640
Other liabilities	601,527	780,344
Total liabilities	240,385,097	239,264,132

Stockholders’ equity
Preferred stock; $25 par value; 500,000
shares authorized; none outstanding	-	-
Common stock; $1.25 par value; 5,000,000
shares authorized; 1,718,968 shares
issued and outstanding	2,148,710	2,148,710
Surplus	521,625	521,625
Retained earnings	22,112,793	21,587,202
Accumulated other comprehensive income (loss)	649,009	343,259
Total stockholders’ equity	25,432,137	24,600,796
Total liabilities and stockholders’ equity	$ 265,817,234	$ 263,864,928

Consolidated Statements of Operations

	Three Months Ended March 31,
	2004	2003
Interest income
Loans and fees on loans	$ 3,075,099	$ 2,815,234
Interest on securities	468,507	584,467
Federal funds sold	33,043	70,079
Total interest income	3,576,649	3,469,780
Interest expense
Deposits	1,036,532	1,416,177
FHLB Advances	115,268	114,001
Total interest expense	1,151,800	1,530,178

Net interest income	2,424,849	1,939,602
Provision for loan losses	90,000	90,000
Net interest income after provision	2,334,849	1,849,602

Other income
Service charges on deposit accounts	116,619	91,030
Other income	157,596	1,013,305
Total other income	274,215	1,104,335

Other expenses
Salaries and employee benefits	1,021,995	840,442
Occupancy expense	58,477	35,169
Equipment expense	155,113	107,441
Other expense	362,422	337,469
Total other expense	1,598,007	1,320,521
Net income before income taxes	1,011,057	1,633,416

Income taxes	262,000	487,000
Net income	$ 749,057	$ 1,146,416
Net income per share	$ .44	$ .67
Weighted average shares outstanding	1,718,968	1,718,968

The foregoing information is being furnished pursuant to this Item 12 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYSON BANKSHARES, INC.

        (Registrant)

Date:  April 13, 2004

By:

/s/ Blake M. Edwards, Jr.

Blake M. Edwards, Jr.

Chief Financial Officer